 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-234606
PROSPECTUS SUPPLEMENT
(to Prospectus dated December 23, 2019)
ION GEOPHYSICAL CORPORATION
Up to $10,000,000 of
Shares of Common Stock
We have entered into an At The Market Offering Agreement, dated April 26, 2021 (the “Offering Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright” or the “sales agent”) as sales agent. In accordance with the terms of the Offering Agreement, this prospectus supplement, and the accompanying prospectus, we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $10 million through Wainwright as our sales agent.
Our shares of common stock trade on the New York Stock Exchange (“NYSE”) under the symbol “IO.” On April 23, 2021, the last sale price of the shares as reported on the NYSE was $2.22 per share. We have applied to the NYSE for the listing of the shares of our common stock being offered by this prospectus supplement and the accompanying prospectus. Listing will be subject to us fulfilling all the listing requirements of the NYSE and is a condition of sales under the Offering Agreement.
Sales of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market” offerings, as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Wainwright will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. Sales of the shares of our common stock, if any, through Wainwright or directly to Wainwright acting as principal will be made by means of ordinary brokers’ transactions on the NYSE, the existing United States trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the sales agent as principal, in negotiated transactions with our prior approval at market prices prevailing at the time of sale or at prices related to prevailing market prices, or any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into the NYSE or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering, as required by Rule 424(b) under the Securities Act. We may also sell shares of our common stock to Wainwright as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to Wainwright as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus or pricing supplement.
Wainwright is not required to sell any specific number or dollar amount of shares of our common stock, but, subject to the terms and conditions of the Offering Agreement and unless otherwise agreed by us and Wainwright, Wainwright will use its commercially reasonable efforts to sell the shares offered as our sales agent. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Wainwright will receive from us a commission of 3.0% of the gross sales price of all shares sold through it under the Offering Agreement. In connection with the sale of the common stock on our behalf, Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Wainwright may be deemed to be underwriting commissions or discounts.
As of April 23, 2021 the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates, or the public float pursuant to General Instruction I.B.6. of Form S-3, was $64.7 million based on 28,811,207 shares of our common stock outstanding, of which 20,226,360 shares were held by non-affiliates, and the last reported sale price of our common stock of $3.20 per share on March 11, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have offered approximately $10.5 million of our securities pursuant to General Instruction I.B.6 of Form S-3, leaving approximately $11.1 million available.
Investing in our common stock involves risks including those described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and page 6 of the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.
H.C. Wainwright & Co.
The date of this prospectus supplement is April 26, 2021.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. Neither we nor the agent has authorized anyone to provide you with different information, and neither we nor the agent take any responsibility for any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of the offering is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and updates certain other matters relating to our business. The second part is the accompanying prospectus, which gives more general information, some of which applies to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, you should rely on the information in this prospectus supplement. If, however, any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement and the accompanying prospectus as well as the additional information described under “INFORMATION INCORPORATED BY REFERENCE” on page S-9 of this prospectus supplement before investing in our common stock. Also see “CAUTIONARY STATEMENT REGARDING FORWARD- LOOKING INFORMATION” on page S-ii of this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333- 234606) that we have filed with the Securities and Exchange Commission (“SEC”) with respect to the shares offered hereby, and that became effective on December 23, 2019. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares offered hereby, please refer to the registration statement and the exhibits that are a part of the registration statement.
Copies of documents incorporated by reference in this prospectus supplement or the accompanying prospectus are available without charge, upon written or oral request by a person to whom this prospectus supplement has been delivered. Requests should be made to: ION Geophysical Corporation, 2105 CityWest Blvd., Suite 100, Houston, Texas 77042-2839; telephone number: (281) 933-3339; Attention: Investor Relations.
As used in this prospectus supplement, unless the context requires otherwise, the terms “ION,” the “Company,” “we,” “our,” and “us” refer to ION Geophysical Corporation and, where the context requires, our subsidiaries. Unless otherwise stated, currency amounts in this prospectus supplement are stated in U.S. dollars, or “$.”
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:
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future financial performance and growth targets or expectations;

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market and industry trends and developments; and

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the ultimate benefits of our completed restructuring transactions.

You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

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These forward-looking statements are based on information available to us as of the date of this prospectus supplement and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:
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the impact of the COVID-19 pandemic on our business, financial condition, and results of operations;

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future levels of our capital expenditures and of our customers for seismic activities;

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future oil and gas commodity prices;

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the effects of current and future worldwide economic conditions (particularly in developing countries) and demand for oil and natural gas and seismic equipment and services;

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future implication of our negative working capital and stockholders’ deficit, including future cash needs and availability of cash, to fund our operations and pay our obligations;

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the effects of current and future unrest in the Middle East, North Africa and other regions;

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the timing of anticipated revenues and the recognition of those revenues for financial accounting purposes;

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the effects of ongoing and future industry consolidation;

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the timing of future revenue realization of anticipated orders for multi-client survey projects and data processing work in our E&P Technology & Services segment;

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future government laws or regulations pertaining to the oil and gas industry, including trade restrictions, embargoes and sanctions imposed by the U.S. government or laws curtailing the exploration for, or use of, hydrocarbons;

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future government actions that may result in the deprivation of our contractual rights, including the potential for adverse decisions by judicial or administrative bodies in foreign countries with unpredictable or corrupt judicial systems;

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expected net revenues, gross margins, income from operations and net income for our services and products;

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future seismic industry fundamentals, including future demand for seismic services and equipment;

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future benefits to our customers to be derived from new services and products;

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future benefits to be derived from our investments in technologies, joint ventures and acquired companies;

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future growth rates for our services and products;

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the degree and rate of future market acceptance of our new services and products;

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expectations regarding E&P companies and seismic contractor end-users purchasing our more technologically-advanced services and products;

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anticipated timing and success of commercialization and capabilities of services and products under development and start-up costs associated with their development, including Marlin SmartPort;

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future opportunities for new products and projected research and development expenses;

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the ultimate benefits of our completed restructuring transactions;

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expected continued compliance with our debt financial covenants;

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expectations regarding realization of deferred tax assets;

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expectations regarding the impact of the U.S. Tax Cuts, Jobs Act and CARES Act;

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expectations regarding the approval of our request for forgiveness of the PPP loan;

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anticipated results with respect to certain estimates we make for financial accounting purposes;

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future success dependent on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization;

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breaches to our systems could lead to loss of intellectual property, dissemination of highly confidential information, increased costs and impairment of our ability to conduct our operations;

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evolving cybersecurity risks, such as those involving unauthorized access or control, denial-of-service attacks, malicious software, data privacy breaches by employees, insiders or others with authorized access, cyber or phishing-attacks, ransomware, malware, social engineering, physical breaches or other actions;

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compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties; and

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anticipated approval of the INOVA sale by applicable regulators.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus supplement. Except as required by law, we do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect any events or circumstances, whether as a result of new information, future events, changes in assumptions or otherwise, after the date hereof.
Prospective investors are urged not to put undue reliance on forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information incorporated by reference into or contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” beginning on page S-4 of this prospectus supplement and in our 2020 Annual Report on Form 10-K, and our consolidated financial statements and the related notes thereto incorporated by reference herein before making a decision to purchase our shares.
Company Overview
ION is an innovative, asset light global technology company that delivers powerful data-driven decision-making offerings to offshore energy, ports and defense industries. We are entering a fourth industrial revolution where technology is fundamentally changing how decisions are made. Decision-making is shifting from what was historically an art to a science. Data, analytics and digitalization provide a step-change opportunity to translate information into insights to enhance decisions, gain a competitive edge and deliver superior returns.
We have been a leading technology innovator for over 50 years. While the traditional focus of our cutting-edge technology has been on the exploration and production (“E&P”) industry, we are now broadening and diversifying our business into relevant adjacent markets, such as E&P logistics, ports and harbors and defense. Our offerings are focused on improving subsurface knowledge to enhance E&P decision-making and enhancing situational awareness to optimize offshore operations. We serve customers in most major energy producing regions of the world from strategically located offices.
The Company’s common stock is publicly listed on the New York Stock Exchange (“NYSE”) under the ticker “IO.” ION is headquartered in Houston, Texas, with regional offices around the world. The Company has approximately 428 employees, about half of whom are in technical roles and a quarter of whom have advanced degrees. We have approximately 450 patents and pending patent applications in various countries around the world.
We provide our services and products through two business segments — E&P Technology & Services and Operations Optimization. In addition, we have a 49% ownership interest in INOVA Geophysical Equipment Limited (“INOVA Geophysical,” or “INOVA”), a joint venture with BGP Inc. (“BGP”), a subsidiary of China National Petroleum Corporation. BGP owns the remaining 51% equity interest in INOVA. We wrote our investment in INOVA down to zero in 2014. See further discussion below related to our agreement to sell our interest in INOVA.
Our E&P Technology & Services segment creates digital data assets and delivers services to help E&P companies improve decision-making, reduce risk and maximize value. Across the E&P lifecycle, our E&P offerings focus on driving customer decisions, such as which blocks to bid on and for how much, how to maximize portfolio value, where to drill wells or how to optimize production.
Our Operations Optimization segment develops mission-critical subscription offerings and provides engineering services that enable operational control and optimization offshore. This segment is comprised of our Optimization Software & Services and Devices offerings. Our advanced hardware and software offerings control some of the largest moving objects on the planet, and in some of the harshest conditions.
We historically conducted our land seismic equipment business through INOVA, which manufactures land seismic data acquisition systems, digital sensors, vibroseis vehicles (i.e., vibrator trucks), and energy source controllers. In March 2020, we announced an agreement to sell our 49% ownership interest in INOVA joint venture for $12.0 million, subject to regulatory approvals and other closing conditions. Closing of the transaction is expected in 2021.
Recent Developments
Restructuring Transactions
On April 20, 2021, ION Geophysical Corporation (the “Company” or “ION”) announced the successful completion of its previously announced offer to exchange (the “Exchange Offer”) the Company’s 9.125%

Senior Secured Second Priority Notes due December 15, 2021 (the “Old Notes”) for newly issued 8.00% Senior Secured Second Priority Notes due December 15, 2025 (the “New Notes”) and the other consideration in the form of cash and ION common stock, as described in the Company’s Prospectus dated as of March 10, 2021 (the “Exchange Offer Prospectus”) and its previously announced rights offering (the “Rights Offering”) to its holders of common stock, par value $0.01 per share (the “common stock”), to purchase (i) $2.78 principal amount of the New Notes per Right, at a purchase price of 100% of the principal amount thereof, or (ii) 1.08 shares of common stock per Right, at a purchase price of $2.57 per whole share of common stock, as described in the Company’s Prospectus dated as of March 10, 2021 (the “Rights Offering Prospectus” and, together with the Exchange Offer Prospectus, the “Prospectuses”).
In the Exchange Offer, an aggregate principal amount of $113,472,000, or approximately 94.1%, of the $120,569,000 outstanding Old Notes were accepted for exchange for (i) $84,652,000 aggregate principal amount of its New Notes, (ii) 6,116,369 shares of the Company’s common stock, including 1,542,201 shares issued pursuant to an early participation payment for holders of Old Notes who tendered prior to March 24, 2021 and 4,574,168 shares issued as stock consideration in lieu of New Notes, and (iii) $20,659,722 paid in cash, including $3,595,250 of accrued and unpaid interest that became due on the Old Notes as part of the exchange. The Company has accepted for exchange all such Old Notes validly tendered and not validly withdrawn in the Exchange Offer as of the expiration time on April 12, 2021 at 11:59 p.m. New York City time. The amendment to the indenture governing the Old Notes became effective on April 20, 2021. Pursuant to the Exchange Offer, the Company will make an offer to participants to repurchase New Notes at par for up to 50% of the proceeds raised in excess of $35 million from the Rights Offering valued at $3,417,643.
In the concurrent Rights Offering, an aggregate amount of $41,835,286 of Rights (including over-subscriptions) was validly exercised by the holders of the Company’s common stock, $30,081,000 allocated in New Notes and $11,754,286 allocated in 4,573,652 shares of ION common stock. All over-subscription rights were exercised without proration as the $50 million limit on proceeds was not exceeded. Backstop parties were paid 5% backstop fees, in kind, in the issuance of an additional $1,460,000 aggregate principal amount of New Notes and 215,241 shares of common stock.
In total, $116,193,000 in aggregate principal amount of New Notes and 10,905,262 shares of common stock were issued and delivered through the clearing systems of the Depository Trust Company. ION received approximately $14 million in net proceeds from the transactions after deducting noteholder obligations, estimated transaction fees and accrued and unpaid interest paid on the Old Notes. Post-transactions, a total of 28,811,207 shares of common stock were outstanding as of April 20, 2021.
Holders of New Notes may convert all or any portion of their New Notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date. The conversion rate will initially be 333 shares of common stock per $1,000 principal amount of New Notes (equivalent to an initial conversion price of approximately $3.00 per share of common stock) and is subject to adjustment as described in the indenture governing the New Notes. Upon conversion of a New Note, ION will satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of ION’s common stock, at ION’s election. If ION satisfies its conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of its common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value calculated on a proportionate basis for each trading day in a 30 trading day observation period.
On or after the day that is the eighteen (18) month anniversary of the issue date of the New Notes (the “Issue Date”), ION may require the conversion of all or part of the New Notes, at its option, if ION’s common stock, as determined by ION, has a 20-day volume weighted average price of at least 175% of the conversion price then in effect ending on, and including, the trading day immediately preceding the date on which ION provides notice of conversion (a “Optional Conversion”). If ION undergoes an Optional Conversion prior to the third anniversary of the Issue Date, holders of New Notes will be entitled to a “make-whole” premium payment in cash equal to the applicable premium amount.
For more information regarding these transactions, see the Prospectuses and our current report on Form 8-K filed with the SEC on April 22, 2021.

Corporate Information
Our principal executive offices are located at 2105 CityWest Blvd., Suite 100, Houston, Texas 77042-2839, and our telephone number is (281) 933-3339. Our website is located at www.iongeo.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus supplement.

THE OFFERING
Issuer
ION Geophysical Corporation
Size of offering
Up to $10,000,000 of shares of our common stock.
Common stock offered by us
4,504,505 shares, assuming a sales price of $2.22 per share, which was the closing price of our common stock on the NYSE on April 23, 2021. The actual number of shares issued will vary depending on the sales price at which shares may be sold from time to time during this offering.
Common stock to be outstanding after this offering
Up to 33,315,712 shares, assuming a sales price of $2.22 per share, which was the closing price of our common stock on the NYSE on April 23, 2021. The actual number of shares issued will vary depending on the sales price at which shares may be sold from time to time during this offering.
Plan of Distribution
“At-the-market” offering that may be made from time to time through our sales agent, H.C. Wainwright & Co., LLC. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into the NYSE or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering, as required by Rule 424(b) under the Securities Act. We may also sell shares of our common stock to Wainwright as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to Wainwright as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus or pricing supplement. See “Plan of Distribution” on page S-7 of this prospectus supplement.
Use of proceeds
We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”
NYSE Symbol
“IO”
Risk factors
An investment in our common stock involves certain risks.
We urge you to carefully consider all of the information described in the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors incorporated by reference from our filings with the SEC.
The information above regarding the number of shares of our common stock outstanding is based on 28,811,207 shares of common stock outstanding as of April 23, 2021. The number of shares of our common stock outstanding as of that date does not include 4,549,111 shares reserved for issuance under our equity compensation plan and 475,721 shares of common stock issuable upon the exercise of outstanding options to purchase common stock. The number of shares outstanding as of that date also does not include 45,211,284 shares that may be issued upon the conversion of the New Notes into shares of common stock, including the additional 6,480,284 shares which may be issued upon a conversion upon a make-whole change of control. Our outstanding options have a weighted average exercise price of $35.83 per share as of April 23, 2021.
Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of outstanding options.

RISK FACTORS
An investment in our common stock offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. You should carefully consider the following risk factors in addition to the remainder of this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, including under the heading “RISK FACTORS” in the accompanying prospectus, in our 2020 Annual Report on Form 10-K and any reports subsequently filed by us with the SEC before making an investment decision. The risks and uncertainties described in these incorporated documents and described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or which we currently consider to be immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the trading price of our shares could decline, and you may lose all or part of your investment in our shares. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. Please see the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.
Additional Risks Relating to the Offering and Our Common Stock
Sales of substantial amounts of our common stock or the perception that such sales may occur could cause the market price of our common stock to drop significantly, even if our business is performing well.
Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issuable upon exercise of options and warrants, or perceptions that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future. Additionally, the market price of our common stock could decline as a result of sales of shares of our common stock by, or the perceived possibility of sales by, our existing shareholders in the market after this offering. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.
We may sell additional equity or debt securities in the future to fund our operations, which may result in dilution to our shareholders and impose restrictions on our business.
In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which, in the case of equity securities, would result in dilution to all of our shareholders or, in the case of debt securities, could impose restrictive covenants that adversely impact our business. The sale of other incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt and certain operating restrictions that could adversely impact our ability to conduct our business. We have an effective shelf registration statement from which additional shares of common stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer a dilution of their investment. If we are unable to expand our operations or otherwise capitalize on our business opportunities, our business, financial condition and results of operations could be materially adversely affected.
Purchasers in this offering will likely experience immediate and substantial dilution in the book value of their investment.
The shares of common stock sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price per share of common stock may be substantially higher than the net tangible book value per share of common stock. Therefore, if you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of common stock. Assuming that the sale of an aggregate amount of $10 million of shares of our common stock in this offering at an assumed offering price of $2.22 per share, which was the last reported sale price of our common stock on the NYSE on April 23, 2021, and based on our net tangible book value as of December 31, 2020, if you purchase shares of common stock in this offering you will suffer substantial and immediate dilution of $(0.20) per share in the net tangible book value of the share of common stock. The future exercise of outstanding options or warrants and other instruments that are convertible or exercisable into common stock, including the New Notes, if any, will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.
Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds in ways that shareholders want.
Our management will have broad discretion in the use of the net proceeds from this offering, and may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.
Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. All of the net proceeds will be used at the discretion of management to fund working capital and for general corporate purposes. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our common stock to decline and delay the exploration or development at any of our mines or exploration projects. Pending their use, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.
The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The actual number of shares we will issue under the Offering Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Offering Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the Offering Agreement. The number of shares that are sold by Wainwright after delivering a sales notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
It is not possible to predict the aggregate proceeds resulting from sales made under the Offering Agreement.
Subject to certain limitations in the Offering Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Wainwright at any time throughout the term of the Offering Agreement. The number of shares that are sold through Wainwright after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Wainwright in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the Offering Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Offering Agreement.

Risks Related to the New Notes
Our indebtedness could adversely affect our liquidity, financial condition and our ability to fulfill our obligations and operate our business.
We have a substantial amount of indebtedness. Prior to the Exchange Offer and Rights Offering (together, the “Restructuring Transactions”) and as of December 31, 2020, we had approximately $143.7 million of total outstanding indebtedness, consisting primarily of approximately $120.6 million Old Notes, $22.5 million outstanding under our Credit Facility, $1.6 million of equipment finance leases and other short-term debt, which is partially offset by $1.0 million of debt issuance costs. After the completion of the Restructuring Transactions, the Company had $116.2 million of New Notes and $7.1 million of Old Notes outstanding. In addition, we may also incur additional indebtedness in the future. Higher levels of indebtedness could have negative consequences to us, including:
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we may have difficulty satisfying our obligations with respect to our outstanding debt;

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we may have difficulty obtaining financing in the future for working capital, capital expenditures, acquisitions or other purposes;

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we may need to use all, or a substantial portion, of our available cash flow to pay interest and principal on our debt, which will reduce the amount of money available to finance our operations and other business activities;

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our vulnerability to general economic downturns and adverse industry conditions could increase;

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our flexibility in planning for, or reacting to, changes in our business and in our industry in general could be limited;

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our amount of debt and the amount we must pay to service our debt obligations could place us at a competitive disadvantage compared to our competitors that have less debt;

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our customers may react adversely to our significant debt level and seek or develop alternative licensors or suppliers;

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we may have insufficient funds, and our debt level may also restrict us from raising the funds necessary to repurchase all of the News Notes tendered to us upon the occurrence of a change of control, which would constitute an event of default under the New Notes; and

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our failure to comply with the restrictive covenants in our debt instruments which, among other things, limit our ability to incur debt and sell assets, could result in an event of default that, if not cured or waived, could have a material adverse effect on our business or prospects.

Our level of indebtedness will require that we use a substantial portion of our cash flow from operations to pay principal of, and interest on, our indebtedness, which will reduce the availability of cash to fund working capital requirements, capital expenditures, research and development and other general corporate or business activities.
We may not be able to generate sufficient cash flow to meet our debt service obligations.
Our ability to make payments on our indebtedness, including the New Notes and any Old Notes remaining outstanding after the Restructuring Transactions, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to conditions in the oil and gas industry, the COVID-19 pandemic, general economic and financial conditions and the impact of legislative and regulatory actions on how we conduct our business and other factors, all of which are beyond our control.
We cannot assure you that our business will generate sufficient cash flow from operations to service our outstanding indebtedness, or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other capital needs. If our business does not generate sufficient cash flow from operations to service our outstanding indebtedness, we may have to undertake alternative financing plans, such as:

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refinancing or restructuring our debt;

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selling assets;

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reducing or delaying acquisitions or our drilling program; or

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seeking to raise additional capital.

However, we cannot assure you that we would be able to implement alternative financing plans, if necessary, on commercially reasonable terms or at all, or that implementing any such alternative financing plans would allow us to meet our debt obligations. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness, including the New Notes, would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms.
Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the New Notes, or to obtain alternative financings, could materially and adversely affect our business, financial condition, results of operations and prospects.
Despite our current level of indebtedness, we may incur substantially more debt.
We may incur substantial additional indebtedness in the future, subject to certain limitations, including under our revolving credit facility (the “Credit Facility”) and the indenture governing the New Notes (the “New Notes Indenture”). If new indebtedness is added to our current debt levels, the related risks that we now face could increase. Our level of indebtedness could, for instance, prevent us from engaging in transactions that might otherwise be beneficial to us or from making desirable capital expenditures. This could put us at a competitive disadvantage relative to other less leveraged competitors that have more cash flow to devote to their operations. In addition, the incurrence of additional indebtedness could make it more difficult to satisfy our existing financial obligations, including those relating to the New Notes. Furthermore, the New Notes Indenture permits us to incur up to $75 million of priority debt (inclusive of borrowings under the Credit Facility). If we incur any additional indebtedness that ranks prior to the New Notes, the holders of such indebtedness will be entitled to receive proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us before the holders of the New Notes, and if we incur additional indebtedness that ranks equal to the New Notes, the holders of that indebtedness will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us.
Our Credit Facility and the New Notes Indenture contain, a number of restrictive covenants that will limit our ability to finance future operations or capital needs or engage in other business activities that may be in our interest.
Our Credit Facility and the New Notes Indenture impose, and the terms of any future indebtedness may impose, operating and other restrictions on us and our subsidiaries. Such restrictions affect or will affect, and in many respects limit or prohibit, among other things, our ability and the ability of our restricted subsidiaries to:
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incur additional indebtedness (including certain capital lease obligations), grant or incur additional liens on our properties, pledge shares of our subsidiaries, enter into certain merger or other change-in- control transactions, enter into certain transactions with our affiliates, make certain sales or other dispositions of assets, make certain investments and acquire other businesses;

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pay cash dividends on our common stock; and

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repurchase and acquire our capital stock.

Our Credit Facility contains other restrictions and covenants which require us to achieve certain financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.

The restrictions contained in our Credit Facility and the New Notes Indenture could:
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limit our ability to plan for or react to market or economic conditions or meet capital needs or otherwise restrict our activities or business plans; and

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adversely affect our ability to finance our operations or other capital needs or to engage in other business activities that would be in our interest.

A failure to comply with the restrictions in our Credit Facility or the New Notes Indenture could result in an event of default under the New Notes Indenture. Our future operating results may not be sufficient to enable compliance with the covenants in our Credit Facility or New Notes Indenture or to remedy any such default. In addition, in the event of an acceleration, we may not have or be able to obtain sufficient funds to refinance our indebtedness or make any accelerated payments, including those under our Credit Facility or our outstanding notes. Also, we may not be able to obtain new financing. Even if we were able to obtain new financing, we cannot guarantee that the new financing will be on commercially reasonable terms or terms that are acceptable to us. If we default on our indebtedness, our business, financial condition or results of operations could be materially and adversely affected.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $10 million from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under, or fully utilize, the Offering Agreement with the sales agent as a source of financing.
We intend to use the net proceeds from this offering for working capital and general corporate purposes.
The expected use of the net proceeds from the sale of common stock offered by this prospectus supplement represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors and, as a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. Until we use the net proceeds from this offering for the purposes described above, we may invest them in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.
DILUTION
If you purchase any of the shares of common stock offered by this prospectus supplement, you will experience dilution to the extent of the difference between the price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of December 31, 2020 was approximately $(90.7 million), or $(3.15) per share of common stock. Net tangible book value per share represents our total tangible assets (which excludes intangible assets such as deferred taxes), less our total liabilities, divided by the aggregate number of shares of our common stock outstanding as of April 23, 2021.
After giving effect to the assumed sale of an aggregate of $10 million of shares of common stock in this offering at the assumed public offering price of $2.22 per share (the closing sales of our common stock on the NYSE on April 23, 2021), and after deducting the commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value as of April 23, 2021 would have been approximately $(80.7 million), or $(2.42) per share. This amount represents an immediate increase in net tangible book value of $0.73 per share to existing stockholders as a result of this offering and immediate dilution of approximately $(0.20) per share to new investors purchasing our common stock in this offering.
The following table illustrates this dilution on a per share basis. The as-adjusted information below is illustrative only and will adjust based on the actual price to the public and the actual number of shares sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.
The following table illustrates this dilution on a per share basis:
Public offering price per share	$2.22
Net tangible book value per share at December 31, 2020	$(3.15)
Increase to net tangible book value per share attributable to investors purchasing our common stock in this offering	$0.73
Pro forma net tangible book value per share as of December 31, 2020, after giving effect to this offering	$(2.42)
Dilution of pro forma net tangible book value per share to investors purchasing our common stock in this offering	$(0.20)
A $0.10 increase in the assumed public offering price of $2.22 per share (the closing sales of our common stock on the NYSE on April 23, 2021), to $2.32 per share would increase the as-adjusted net tangible book value by $0.71 per share and would result in dilution to new investors of $(0.12) per share, after deducting commissions and offering expenses payable by us in connection with this offering. A $0.10 decrease in the assumed public offering price of $2.22 per share (the closing sales price of our common stock on the NYSE on April 23, 2021), to $2.12 per share would result in dilution to new investors of $(0.29) per share, after deducting commissions and offering expenses payable by us in connection with this offering.
The per share data appearing above is based on 28,811,207 shares of common stock outstanding as of April 23, 2021, and excludes:
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475,721 shares of common stock issuable upon the exercise of stock options outstanding as of April 23, 2021, with a weighted-average exercise price of $35.83 per share;

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4,549,111 additional shares of common stock reserved for future issuance under our omnibus stock and incentive plan as of April 23, 2021; and

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45,211,284 shares that may be issued upon the conversion of the New Notes into shares of common stock, including the additional 6,480,284 shares which may be issued upon a conversion upon a make-whole change of control.

To the extent that outstanding options are exercised or New Notes are converted, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.
PLAN OF DISTRIBUTION
We have entered into an At The Market Offering Agreement, dated April 26, 2021, with Wainwright, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $10 million from time to time through Wainwright acting as our sales agent. The Offering Agreement provides that sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at-the- market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into the NYSE or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. We may also sell shares of our common stock to Wainwright as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to Wainwright as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus or pricing supplement. No sales will be made in Canada or into any trading market in Canada.
Wainwright will offer the common stock subject to the terms and conditions of the Offering Agreement on a daily basis or as otherwise agreed upon by us and Wainwright on any day that: (i) is a trading day for the NYSE; (ii) we have instructed Wainwright to make such sales; and (iii) we have satisfied the conditions under Section 6 of the Offering Agreement. We will designate the maximum amount of common stock to be sold through Wainwright on a daily basis. Subject to the terms and conditions of the Offering Agreement, Wainwright will use its commercially reasonable efforts to sell on our behalf all of the common stock so designated or determined. We or Wainwright may suspend the offering of common stock being made through Wainwright under the Offering Agreement upon proper notice to the other party.
We will pay Wainwright commissions, in cash, for its services in acting as agent in the sale of our common stock. Wainwright will be entitled to a placement fee of 3.0% of the gross sales price of the shares sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Wainwright for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000, as provided in the Offering Agreement. Additionally, pursuant to the terms of the Offering Agreement, we agreed to reimburse Wainwright for the fees and disbursements of its legal counsel in connection with Wainwright’s ongoing diligence, drafting and other filing requirements arising from the transactions contemplated by the Offering Agreement in an amount not to exceed $2,500 in the aggregate per calendar quarter. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Wainwright under the terms of the Offering Agreement, will be approximately $75,000.
Settlement for sales of common stock will occur at 10:00 a.m. (New York City time), or at some other time that is agreed upon by us and Wainwright in connection with a particular transaction, on the second trading day following sale of the shares, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Wainwright is not required to sell any specific number or dollar amount of shares of our common stock, but, subject to the terms and conditions of the Offering Agreement and unless otherwise agreed by us and Wainwright, Wainwright has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the common stock requested to be sold by us, subject to the conditions set forth in the Offering Agreement. In connection with the sale of the common stock on our behalf, Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common stock pursuant to the Offering Agreement will terminate upon the earlier of (i) the issuance and sale of all of the common stock subject to the Offering Agreement, and (ii) the termination of the Offering Agreement, as permitted therein. We may terminate the Offering Agreement at any time upon ten business days’ prior notice.
Wainwright and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees, although we have no current agreements to do so. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.
We have applied to list the shares of common stock sold in this offering on the NYSE, and approval for such listing is a condition for sales under the Offering Agreement.
This prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus electronically.
LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Winston & Strawn LLP, Houston, Texas. Certain legal matters will be passed upon for the sales agent by Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus supplement. This means we can disclose information to you by referring you to another document we filed or will file with the SEC. This prospectus supplement incorporates by reference the following documents (other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules) that we have filed or will file with the SEC but have not included or delivered with this prospectus supplement:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 12, 2021;

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Our Current Reports on Form 8-K filed with the SEC on February 11, 2021, February 12, 2021, February 18, 2021, February 24, 2021, February 26, 2021, March 10, 2021, March 23, 2021, March 25, 2021, and April 22, 2021;

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Our Definitive Proxy Statement on Schedule 14A filed January 22, 2021, as amended in filings with the SEC dated February 18, 2021 and February 19, 2021, as well as the additional solicitation materials filed on Schedule 14A on February 12, 2021 in connection with our special meeting of stockholders;

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The description of our common stock contained in the Form S-3 dated December 23, 2019; and

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All documents, or portions thereof, filed by us subsequent to the date of this prospectus supplement under Section 13(a), 13(c), 14 or 15 of the Exchange Act, prior to the termination of this offering.

Documents, or portions thereof, furnished or deemed furnished by us are not incorporated by reference into this prospectus supplement or the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. For information with regard to other documents incorporated by reference in the accompanying prospectus, see “Incorporation by Reference” in the accompanying prospectus.
We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to:
ION Geophysical Corporation
Attn: Investor Relations
2105 CityWest Blvd., Suite 100
Houston, Texas 77042-2839
(281) 933-3339
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet website at www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.
We have filed a registration statement on Form S-3 to register the shares to be issued pursuant to this prospectus supplement. As allowed by SEC rules, this prospectus supplement does not contain all of the information you can find in the registration statement or the exhibits to the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You may obtain a copy of the registration statement from the SEC or from the SEC’s website.

Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.iongeo.com and are made as soon as reasonably practicable after such material is filed with or furnished to the SEC. Information contained on, or that can be accessed through, our website is not incorporated into this prospectus supplement or our other securities filings and does not form a part of this prospectus supplement.

PROSPECTUS
$150,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Units

We may offer from time to time shares of our common stock, shares of our preferred stock, debt securities, warrants, subscription rights, purchase contracts and units that include any of these securities.
We will provide the specific terms of any Securities to be offered in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.
The aggregate initial offering price of the securities that we offer will not exceed $150,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.
Our common stock is quoted on the New York Stock Exchange under the symbol “IO.” The last reported sale price of our common stock on December 18, 2019 was $8.92 per share.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution.
Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 6 of this prospectus. You should carefully read the risk factors in this prospectus and in any prospectus supplement before making a decision to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 23, 2019.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference,” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.
In addition, this prospectus may be delivered in connection with the issuance by us of a total of 1,820,000 shares of our common stock, par value $0.01 per share, that are issuable upon the exercise of outstanding warrants registered and sold, together with the underlying shares of our common stock, by us pursuant to our registration statement on Form S-3, declared effective by the SEC on December 12, 2016 (No. 333-213769) (the “2016 S-3”) and the related prospectus supplement to the 2016 S-3 dated February 20, 2018. These warrants are exercisable at an exercise price of $33.60 per share through 11:59 p.m. New York City time on March 21, 2020, as described in the prospectus supplement to the 2016 S-3 dated February 13, 2019. We will receive the proceeds from any exercises of these outstanding warrants, provided they are exercised for cash.
You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.
Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website or at the Commission offices mentioned under the heading “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

ION GEOPHYSICAL CORPORATION
ION Geophysical Corporation is a Delaware corporation. Our predecessor entity was incorporated in 1979. We are a global, technology-focused company that provides geoscience technology, services and solutions to the global oil and gas industry. Our offerings are designed to allow oil and gas exploration and production (“E&P”) companies to obtain higher resolution images of the Earth’s subsurface during E&P operations to reduce their risk in exploration and reservoir development. We acquire, process and interpret data from seismic surveys in regional data programs, which then become part of our multi-client data library. Leveraging innovative technologies, we create value through data capture, analysis and optimization to enhance companies’ critical decision-making abilities and returns. The seismic surveys for our data library business are pre-funded, or underwritten, in part by our customers and we contract with third party seismic data acquisition companies to shoot and acquire the seismic data, all of which is intended to minimize our risk exposure. We serve customers in most major energy producing regions of the world from strategically located offices on six continents.
As used in this prospectus, the terms “we,” “us” and “our” mean ION Geophysical Corporation, a Delaware corporation, and its subsidiaries and predecessors, unless the context indicates otherwise. Our principal executive office is located at 2105 CityWest Blvd., Suite 100, Houston, Texas 77042, and our phone number is (281) 933-3339.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The information discussed in this prospectus, our filings with the Commission and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Private Securities Litigation Reform Act of 1995, or the PSLRA, or in releases made by the Commission. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Par and our subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.
The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:
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any additional damages or adverse rulings in the WesternGeco litigation and future potential adverse effects on our financial results and liquidity;

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future levels of capital expenditures of our customers for seismic activities;

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future oil and gas commodity prices;

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the effects of current and future worldwide economic conditions (particularly in developing countries) and demand for oil and natural gas and seismic equipment and services;

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future cash needs and availability of cash to fund our operations and pay our obligations;

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the effects of current and future unrest in the Middle East, North Africa and other regions;

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the timing of anticipated revenues and the recognition of those revenues for financial accounting purposes;

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the effects of ongoing and future industry consolidation, including, in particular, the effects of consolidation and vertical integration in the towed marine seismic streamers market;

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the timing of future revenue realization of anticipated orders for multi-client survey projects and data processing work in our E&P Technology & Services segment;

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future levels of our capital expenditures;

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future government laws or regulations pertaining to the oil and gas industry, including trade restrictions, embargoes and sanctions imposed by the U.S. government;

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future government actions that may result in the deprivation of our contractual rights, including the potential for adverse decisions by judicial or administrative bodies in foreign countries with unpredictable or corrupt judicial systems;

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expected net revenues, income from operations and net income;

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expected gross margins for our services and products;

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future seismic industry fundamentals, including future demand for seismic services and equipment;

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future benefits to our customers to be derived from new services and products;

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future benefits to be derived from our investments in technologies, joint ventures and acquired companies;

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future growth rates for our services and products;

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the degree and rate of future market acceptance of our new services and products;

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expectations regarding E&P companies and seismic contractor end-users purchasing our more technologically-advanced services and products;

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anticipated timing and success of commercialization and capabilities of services and products under development and start-up costs associated with their development;

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future opportunities for new products and projected research and development expenses;

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expected continued compliance with our debt financial covenants;

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expectations regarding realization of deferred tax assets;

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expectations regarding the impact of the U.S. Tax Cuts and Jobs Act;

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anticipated results with respect to certain estimates we make for financial accounting purposes;

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future success dependent on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization;

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breaches to our systems could lead to loss of intellectual property, dissemination of highly confidential information, increased costs and impairment of our ability to conduct our operations; and

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compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.
In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2019, and our subsequent Commission filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, file reports, proxy statements and other information with the Commission as required by the Exchange Act. The Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. We maintain a website at www.iongeo.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.
We have filed a registration statement with the Commission on Form S-3 (including any amendments thereto, known as the registration statement) under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You may refer to the registration statement and the exhibits and schedules thereto for more information about the offered securities and us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents, which have previously been filed by us with the Commission under the Exchange Act, are incorporated herein by reference:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”), filed with the Commission on February 7, 2019 (File No. 001-12691);

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Our Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the Commission on May 2, 2019, August 1, 2019 and October 31, 2019 (File No. 001-12691);

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The portions of our Proxy Statement on Schedule 14A filed with the SEC on April 11, 2019 incorporated by reference into the 2018 Annual Report;

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A description of our capital stock contained in our Form 8-A filed with the Commission on October 17, 1994, as amended by our Current Reports on Form 8-K filed on March 8, 2002, December 20, 2007, February 28, 2008 and September 23, 2016, (File No. 001-12691); and

•
Our Current Reports on Form 8-K, filed with the Commission on November 8, 2019, September 4, 2019, September 3, 2019, June 17, 2019, June 10, 2019, June 4, 2019, May 16, 2019, February 8, 2019, and January 11, 2019 (File No. 001-12691) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
This prospectus incorporates documents by reference that are not delivered with the prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to ION Geophysical Corporation, 2105 CityWest Blvd., Suite 100, Houston, Texas 77042, Attention: General Counsel, telephone number: (281) 933-3339.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2018, and our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DESCRIPTION OF CAPITAL STOCK
We are a Delaware corporation. The total number of shares of all classes of stock that we have authority to issue is 31,666,667, consisting of 26,666,667 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. We had 15,039,674 shares of common stock, and no shares of preferred stock, outstanding as of December 19, 2019.
In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and our bylaws relating to our capital stock. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read “Where You Can Find More Information.”
Common Stock
Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Such holders do not have the right to cumulate their votes in the election of directors. The holders of stock having a majority of the voting power of the stock entitled to vote at a stockholders meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In all matters other than the election of directors, if a quorum is present, the affirmative vote of the majority of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors are elected by a plurality of the votes of the shares of common stock present in person or represented by proxy. This means that director nominees receiving the highest number of “for” votes will be elected as directors. Under our Corporate Governance Guidelines, any director nominee who receives a greater number of votes “withheld” from his election than votes “for” such election shall promptly tender to the Board his resignation following certification of the results of the stockholder vote. Upon receipt of the resignation, the Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance Committee’s recommendation within 120 days following certification of the stockholder vote. The Board is responsible for filling vacancies that occur between annual meetings of stockholders. If a vacancy arises, the vacancy is filled by a majority vote of the directors remaining in the class in which the vacancy has occurred, or if only one such director remains, by such director.
Holders of our common stock have no redemption or conversion rights, no preemptive or other rights to subscribe for our securities and are not entitled to the benefits of any sinking fund provisions. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all our debts and liabilities, including any preferred liquidation rights of the holders of our preferred stock, if any. Subject to the prior rights and preferences of the holders of our preferred stock, if any, holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor.
Preferred Stock
Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 5,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have preferences, voting powers, qualifications and special or relative rights or privileges determined by the board of directors, subject to any limitations set forth in our certificate of incorporation, which preferences, powers, qualifications, rights and privileges may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.
Anti-takeover Effects of Our Certificate of Incorporation and Bylaws
Some provisions of our certificate of incorporation and bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.
“Fair price” provision for business combinations with certain stockholders.   Our certificate of incorporation prohibits us from engaging in any business combination with a stockholder who beneficially owns 10% or more of our outstanding common stock (an “interested stockholder”) unless, subject to certain exceptions, such business combination is approved by the affirmative vote of the holders of not less than 75% of our outstanding common stock, including the affirmative vote of the holders of not less than 66 2∕3% of our outstanding common stock not owned, directly or indirectly, by the interested stockholder.
Classified Board.   Our board of directors is divided into three classes. Members of each class are elected for staggered three-year terms and serve until their respective successors are duly elected and qualified, unless the director dies, resigns, retires, is disqualified or is removed.
Number of directors.   Our bylaws provide that the number of directors may be changed only by a resolution of the board. Any amendment to the bylaws with respect thereto adopted by the stockholders would require the affirmative vote of holders of at least 75% of our outstanding common stock.
Vacancies in the board.   Our bylaws provide that the Board is responsible for filling vacancies that occur between annual meetings of stockholders. If a vacancy arises, the vacancy is filled by a majority vote of the directors remaining in the class in which the vacancy has occurred, or if only one such director remains, by such director.
Stockholder meetings.   Our bylaws provide that a special meeting of stockholders may be called only by our board or by a committee of our board.
Requirements for advance notification of stockholder nominations and proposals.   Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors.
Stockholder action by written consent.   Our certificate of incorporation provides that no action that is required or permitted to be taken by our stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders. This provision, which may not be amended except by the affirmative vote of holders of at least 75% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our board of directors.
Amendment of the certificate of incorporation and the bylaws.   Our stockholders may adopt, amend or repeal certain provisions of our certificate of incorporation and any provision of our bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least 75% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
These provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Delaware Anti-Takeover Law
We are incorporated in Delaware and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder” (defined generally as a person owning 15% or more of a corporation’s outstanding voting stock) from engaging in a “business combination” with a Delaware corporation for three years following the date such person became an interested stockholder, unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder’s becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to the date of the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of the stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.
Director and Officer Liability and Indemnification
Director Liability
Our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except for:
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for any breach of the director’s duty of loyalty to us or our stockholders;

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for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

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for any transaction from which the director derives an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by Delaware law, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
Director and Officer Indemnification
Our bylaws provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our bylaws will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.
The right to indemnification conferred by our bylaws is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the Delaware law requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our bylaws or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.
Listing
Our common stock is listed for quotation on the New York Stock Exchange under the symbol “IO.”
Transfer Agent and Registrar
Computershare Investor Service is transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES
Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture to be entered into between us and a trustee to be named therein, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939, as amended.
Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indentures and any supplemental indentures thereto or officer’s certificate or board resolution related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The senior indenture and the subordinated indenture will be substantially in the forms included as exhibits to the registration statement of which this prospectus is a part.
General
The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our Senior Indebtedness (including senior debt securities), as described under the heading “Certain Terms of the Subordinated Debt Securities — Subordination.”
We conduct some of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay principal or interest on the debt securities, to pay the debt securities at maturity or upon redemption or to buy the debt securities may depend on our subsidiaries repaying investments and advances we have made to them, and on our subsidiaries’ earnings and their distributing those earnings to us. The debt securities will be effectively subordinated to all obligations (including trade payables and any preferred stock obligations) of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and contractual restrictions. The indentures will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us, although our other debt obligations may contain provisions that limit our subsidiaries’ ability to do so.
The debt securities will be our unsecured obligations. Our secured debt and other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
You should look in the prospectus supplement for any additional or different terms of the debt securities being offered, including the following terms:
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the debt securities’ designation;

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the aggregate principal amount of the debt securities;

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the percentage of their principal amount (i.e. price) at which the debt securities will be issued;

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the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

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the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

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the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

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the right, if any, to extend the interest payment periods and the duration of that extension;

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the manner of paying principal and interest and the place or places where principal and interest will be payable;

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provisions for a sinking fund purchase or other analogous fund, if any;

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the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

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the form of the debt securities;

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any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

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the terms and conditions, if any, upon which we may have to repay the debt securities early at your option;

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the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

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the terms and conditions upon which conversion or exchange of the debt securities may be effected, if any, including the initial conversion or exchange price or rate and any adjustments thereto and the period or periods when a conversion or exchange may be effected;

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whether and upon what terms the debt securities may be defeased;

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any events of default or covenants in addition to or in lieu of those set forth in the indenture;

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provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

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any other terms of the debt securities, including any terms which may be required by or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.
Certain Terms of the Senior Debt Securities
Covenants
Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets
Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:
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the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

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the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

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immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

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certain other conditions are met.

No Protection in the Event of a Change of Control
Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions which may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default
An event of default for any series of senior debt securities is defined under the senior indenture as being:
(1)
our default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon acceleration, redemption, or otherwise;

(2)
our default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

(3)
our default in the performance of or breach of any of our other covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 consecutive days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

(4)
there occurs any other event of default provided for in such series of senior debt securities;

(5)
a court having jurisdiction enters a decree or order for:

(a)
relief in respect of our company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

(b)
appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for our company or for all or substantially all of our property and assets; or (c)the winding up or liquidation of our affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(6)
we:

(a)
commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;

(b)
consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of ours for all or substantially all of our property and assets; or

(c)
effect any general assignment for the benefit of creditors.

The default by us under any other debt, including any other series of debt securities, may not necessarily be a default under the senior indenture.
If an event of default other than an event of default specified under clauses (5) or (6) above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable.
If an event of default specified under clauses (5) or (6) above occurs with respect to us, the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable without any declaration or other act by the trustee or any holder.
Upon any such acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class (or, of all the senior debt securities, as the case may be, voting as a single class). Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. See also “— Modification and Waiver” below.
The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities.

However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
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the holder gives the trustee written notice of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

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the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense;

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the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

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during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the senior indenture.
Discharge and Defeasance
The senior indenture provides that, unless the terms of any series of senior debt securities provide otherwise, we may discharge our obligations with respect to a series of senior debt securities and the senior indenture with respect to such series of senior debt securities if:
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we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture;

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all senior debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation; or

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the senior debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, and we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the senior debt securities of such series, for that purpose, the entire amount in cash or, in the case of any series of senior debt securities payments on which may only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay principal of and interest on the senior debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the senior indenture.

With respect to the first and second bullet points, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee under the senior indenture shall survive. With respect to the third bullet point, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.
Unless the terms of any series of senior debt securities provide otherwise, on the 121st day after the date of deposit of the trust funds with the trustee, we will be deemed to have paid and will be discharged from any and all obligations in respect of the series of senior debt securities provided for in the funds, and the provisions of the senior indenture will no longer be in effect with respect to such senior debt securities (“legal defeasance”); provided that the following conditions shall have been satisfied:
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we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the senior debt securities of such series, for payment of the principal of and interest on the senior debt securities of such series, cash in an amount or, in the case of any series of senior debt securities, the payments on which can only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest at such times and in such amounts as will insure the availability of cash) or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the senior debt securities of such series to maturity or earlier redemption, as the case may be, and any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the senior indenture and the senior debt securities of such series;

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such deposit will not result in a breach or violation of, or constitute a default under, the senior indenture or any other material agreement or instrument to which we are a party or by which we are bound;

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we shall have delivered to the trustee either an officer’s certificate and an opinion of counsel that the holders of the senior debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercising our option under this provision of the senior indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or a ruling by the Internal Revenue Service to the same effect; and

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we have delivered to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the senior indenture relating to the contemplated defeasance of the senior debt securities of such series have been complied with.

Subsequent to the legal defeasance above, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. After such senior debt securities are no longer outstanding, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.
Modification and Waiver
We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:
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to convey, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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to evidence the succession of another corporation to us, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

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to cure any ambiguity, defect, or inconsistency in the senior indenture or in any supplemental indenture, or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or a prospectus supplement;

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to comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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to provide for or add guarantors with respect to the senior debt securities of any series;

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to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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to make any change that is necessary or desirable provided that such change shall not adversely affect the interests of the holders of the senior debt securities of any series in any material respect;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

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to make any change that does not adversely affect the rights of any holder.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
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changes the stated maturity of the principal of, or any installment of interest on, any senior debt securities of such series;

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reduces the principal amount of, or premium, if any, or interest on, any senior debt securities of such series;

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changes the place or currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

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changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

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changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of any senior debt securities of such series on or after the due date therefor;

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reduces the above-stated percentage of outstanding senior debt securities of such series, the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

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waives a default in the payment of principal of or interest on the senior debt securities; or

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modifies any of the provisions described in this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification.

It shall not be necessary for the consent of the holders under this section of the senior indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors
The senior indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer or director of ours or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee
The senior indenture provides that, except during the continuance of a default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
We may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.
Unclaimed Funds
All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law
The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination
The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
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all of the indebtedness of that person for money borrowed, including any indebtedness secured by a mortgage or other lien which is (i) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (ii) existing on property at the time that person acquires it;
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all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

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all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

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all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above, which the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF WARRANTS
We may elect to offer warrants from time to time in one or more series. The following description summarizes the general terms and provisions of the warrants we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our warrants that we offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of warrants offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable warrant agreement relating to each series of warrants, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of warrants.
General
We may issue warrants consisting of one or more shares of common stock, preferred stock, warrants, subscription rights, purchase contracts, or any combination of such securities that are registered pursuant to the registration statement to which this prospectus relates, collectively, as the “underlying warrant securities.” The warrants may be issued independently or together with any series of underlying warrant securities and may be attached or separate from the underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including the following:
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the title of the warrants;

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the aggregate number of warrants;

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the price or prices at which the warrants will be issued;

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the currency or currencies in which the price of the warrants may be payable;

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the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants and the number of such underlying warrant securities issuable upon exercise of the warrants;

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the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants will commence and the date on which that right will expire (subject to any extension);

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whether the warrants will be issued in registered form or bearer form;

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if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

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if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each underlying warrant security;

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if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the warrants; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Amendments and Supplements to Warrant Agreement
The warrant agreement for a series of warrants may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may elect to offer subscription rights from time to time. The following description summarizes the general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The specific terms relating to any subscription rights that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific subscription rights offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable prospectus supplement.
General
We may issue subscription rights to purchase common stock, preferred stock, warrants or other securities that are registered pursuant to the registration statement to which this prospectus relates. We may issue subscription rights independently or together with any other securities that are registered pursuant to the registration statement to which this prospectus relates and which may or may not be transferable by the security holder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the terms of any subscription rights in respect of which this prospectus is being delivered, including the following:
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the title of the subscription rights;

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the securities for which the subscription rights will be exercisable;

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the exercise price for the subscription rights;

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the number of the subscription rights issuable to each stockholder;

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the extent to which the subscription rights will be transferable;

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the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);

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the extent to which the rights will include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering;

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if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights; and

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any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of common stock, preferred stock, depositary shares, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock or preferred stock, depositary shares or warrants purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. We may issue the purchase contracts independently or as part of units consisting of a purchase contract and an underlying security covered by this prospectus, a U.S. Treasury security or another U.S. government or agency obligation. The holder of the unit may be required to pledge the security, the U.S. Treasury security or the other U.S. government or agency obligation to secure its obligations under the purchase contract. We will describe the particular terms of any purchase contracts in a prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of one or more shares of common stock, preferred stock, warrants, subscription rights, purchase contracts, or any combination of such securities that are registered pursuant to the registration statement to which this prospectus relates. We will describe the particular terms of any units in a prospectus supplement.

FORMS OF SECURITIES
Each debt security, warrant, subscription right, purchase contract and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. Any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities.

PLAN OF DISTRIBUTION
We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices (or through any other method described in a prospectus supplement). We may also sell our securities upon the exercise of subscription or other similar rights that may be distributed to security holders. We may use these methods in any combination.
We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including, but not limited to:
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the name or names of any underwriters, dealers or agents;

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the purchase price of the securities and the net proceeds we will receive from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.
The distribution of securities may be effected, from time to time, in one or more transactions, including, but not limited to:
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block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters
We may use an underwriter or underwriters in the offer or sale of our securities. If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account. We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement. The underwriters will use this prospectus and the prospectus supplement to sell our securities.
We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security. The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.
By Dealers
We may use a dealer to sell our securities. If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.
If we offer securities in a subscription rights or similar offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights or similar offering for us.
By Agents
We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement. Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment. Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.
By Delayed Delivery Contracts
We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement. We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.
Direct Sales
We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.
General Information
Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Each series of securities offered by this prospectus (other than common stock) may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.
Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.
Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed on for us by Locke Lord LLP, Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.